Exhibit 99

   Printronix Announces Third Quarter Results for Fiscal Year 2005

    IRVINE, Calif.--(BUSINESS WIRE)--Jan. 19, 2005--Printronix, Inc. (NASDAQ:PTNX), the leading manufacturer of integrated enterprise printing solutions for the supply chain, today announced results for the third quarter of fiscal year 2005, which ended December 24, 2004. Third quarter revenue was $33.9 million, flat with the year ago quarter, and up 6.7% from $31.8 million in the prior quarter. The company reported net income for the quarter of $0.9 million, or $0.14 per diluted share, compared with net income of $1.5 million, or $0.24 per diluted share, in the year ago quarter.
    Revenue for the first nine months of fiscal year 2005 was $99.0 million, up 5.9% from $93.5 million a year ago. Year to date net income was $1.3 million, or $0.20 per diluted share, up from net income of $0.6 million, or $0.10 per diluted share, a year ago.
    Gross margin was 39.8% for the third quarter, down from 40.5% in the same period one year ago due primarily to product mix. Gross margin increased from 37.8% in the prior quarter mainly as a result of higher sales volumes, partially offset by product mix changes. For the first nine months of fiscal year 2005, gross margin was 39.3%, up from 37.9% for the year ago period, primarily due to higher sales volumes and a stronger Euro, somewhat offset by product mix changes.
    Operating expenses in the quarter were $12.4 million, up from $11.9 million in the year ago fiscal period due primarily to a one-time engineering charge to write-off tooling, expansion of sales and marketing efforts, marketing efforts related to launching RFID in Europe and demand generation programs. Year to date operating expenses increased to $36.8 million, up from $34.1 million a year ago, for the reasons stated above, and also due to higher legal costs and higher consulting costs associated with satisfying Sarbanes-Oxley requirements.
    The company ended the third fiscal quarter with cash of $41.9 million, up $6.7 million from the year ago quarter. The company did not repurchase any shares of its common stock during the first nine months of fiscal year 2005.
    There will be an earnings conference call at 1:30 p.m. PT (4:30 p.m. ET) on January 19, 2005. The call will be broadcast live over the Internet and will be hosted by Robert Kleist, President and CEO and George Harwood, Senior Vice President and CFO. To access the live audio webcast, go to the Printronix Web site at www.printronix.com and select the conference call link to register.
    Except for historical information, this press release contains "forward-looking statements" about Printronix, within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as "objectives," "believes," "expects," "plans," "intends," "should," "estimates," "anticipates," "forecasts," "projections," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including: adverse business conditions and a failure to achieve growth in the computer peripheral industry and in the economy in general; the ability of the company to achieve growth in the Asia Pacific market; adverse political and economic events in the company's markets; a worsening of the global economy due to general conditions; a worsening of the global economy resulting from terrorist attacks or risk of war; a worsening of the global economy resulting from a resurgence of SARS (Severe Acute Respiratory Syndrome); the ability of the company to maintain our production capability in our Singapore plant or obtain product from our Asia Pacific suppliers should a resurgence of SARS occur; the ability of the company to hold or increase market share with respect to line matrix printers; the ability of the company to successfully compete against entrenched competition in the thermal printer market; the ability of the company to adapt to changes in requirements for RFID products by Wal-Mart and/or the Department of Defense and others; the ability of the company to attract and to retain key personnel; the ability of the company's customers to achieve their sales projections, upon which the company has in part based its sales and marketing plans; the ability of the company to retain its customer base and channel; the ability of the company to compete against alternate technologies for applications in our markets; and the ability of the company to continue to develop and market new and innovative products superior to those of the competition and to keep pace with technological change. The company does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

    About Printronix, Inc.

    Since 1974, Printronix, Inc. (NASDAQ:PTNX) has created innovative printing solutions for the industrial marketplace and supply chain. The company is the worldwide market leader in enterprise solutions for line matrix printing and has earned an outstanding reputation for its high-performance thermal and fanfold laser printing solutions. Printronix also has become an established leader in pioneering technologies, including radio frequency identification (RFID) printing, bar code compliance and networked printer management. Printronix is headquartered in Irvine, Calif. For more information, please visit www.printronix.com.


Printronix, Inc. and Subsidiaries

           Consolidated Statements of Operations (Unaudited)

                  (Dollars in Thousands, Except Share and Per Share
                                         Data)

                       Three Months Ended          Nine Months Ended
                  12/24/04    9/24/04   12/26/03   12/24/04  12/26/03

Revenue            $33,928    $31,808    $33,909    $99,014   $93,506
Cost of sales       20,410     19,770     20,181     60,148    58,093
Gross margin        13,518     12,038     13,728     38,866    35,413
Engineering and
 development         4,137      3,916      4,014     12,051    11,808
Sales and
 marketing           6,041      5,903      5,726     18,224    16,183
General and
 administrative      2,208      2,104      2,195      6,495     6,069
Total operating
 expenses           12,386     11,923     11,935     36,770    34,060
Income from
 operations          1,132        115      1,793      2,096     1,353
Other (income)
 expense, net         (113)         7        110        (44)      224
Income before
 taxes               1,245        108      1,683      2,140     1,129
Provision for
 taxes                 309        218        209        865       542
Net income
 (loss)               $936      $(110)    $1,474     $1,275      $587

Earnings (Loss)
 Per Share:
Basic                $0.15     $(0.02)     $0.25      $0.20     $0.10
Diluted              $0.14     $(0.02)     $0.24      $0.20     $0.10

Shares Used in Earnings
 (Loss) Per Share
 Computation:
Basic            6,373,220  6,341,593  5,794,137  6,331,818 5,660,517
Diluted          6,575,396  6,341,593  6,044,303  6,524,264 5,863,057

Gross margin %        39.8%      37.8%      40.5%      39.3%     37.9%
Operating
 expenses %           36.5%      37.5%      35.2%      37.1%     36.4%
Income from
 operations %          3.3%       0.4%       5.3%       2.1%      1.4%
Net income
 (loss) %              2.8%     (0.3)%       4.3%       1.3%      0.6%

                Consolidated Balance Sheets (Unaudited)

                                             (Dollars in Thousands)

                                         12/24/04   9/24/04  12/26/03
Assets
Cash and equivalents                      $41,892   $39,623   $35,154
Accounts receivable, net                   17,730    17,352    16,719
Inventory, net                             14,888    14,158    13,593
Other current assets                        4,923     6,494     5,666
Plant and equipment, net                   33,420    33,946    35,941
Other assets                                1,262     1,226       682
    Total assets                         $114,115  $112,799  $107,755

Liabilities and Stockholders' Equity
Short-term debt                              $700      $700      $700
Accounts payable                            8,164     7,689     6,620
Other current liabilities                  11,331    11,863    11,950
Other long-term liabilities                15,953    15,957    14,778
Stockholders' equity                       77,967    76,590    73,707
    Total liabilities and stockholders'
     equity                              $114,115  $112,799  $107,755



                   Sales Classification (Unaudited)

Sales by Geographic Region

                                Three Months              Percent of
                                    Ended                 Total Sales
                             Dec. 24, Dec. 26,  Percent    Dec.  Dec.
                                2004    2003    Change     24,    26,
                                                          2004   2003
                              ($ in thousands)
Americas                      $15,625  $16,835   (7.2)%   46.0%  49.6%
EMEA                           12,000   11,209    7.1%    35.4%  33.1%
Asia Pacific                    6,303    5,865    7.5%    18.6%  17.3%
                              $33,928  $33,909    0.1%   100.0% 100.0%

Sales by Product Technology

                                Three Months              Percent of
                                    Ended                 Total Sales
                              Dec. 24, Dec. 26, Percent  Dec.   Dec.
                                2004     2003    Change   24,    26,
                                                          2004   2003
                              ($ in thousands)
Line matrix                   $24,076  $24,477    (1.6)%  70.9%  72.2%
Thermal                         6,331    4,649    36.2%   18.7%  13.7%
Laser                           3,016    4,119   (26.8)%   8.9%  12.1%
Verification products             505      664   (23.9)%   1.5%   2.0%
                              $33,928  $33,909     0.1%  100.0% 100.0%

RFID                             $875      $75 1,066.7%    2.6%   0.2%

Sales by Channel

                                Three Months              Percent of
                                    Ended                 Total Sales
                              Dec. 24, Dec. 26, Percent  Dec.   Dec.
                                2004     2003    Change   24,    26,
                                                          2004   2003
                              ($ in thousands)
OEM                            $9,917   $9,862     0.6%   29.2%  29.1%
Distribution                   22,343   21,967     1.7%   65.9%  64.8%
Direct                          1,668    2,080   (19.8)%   4.9%   6.1%
                              $33,928  $33,909     0.1%  100.0% 100.0%

Sales by Customer

                                Three Months              Percent of
                                    Ended                 Total Sales
                              Dec. 24, Dec. 26, Percent  Dec.   Dec.
                                2004     2003    Change   24,    26,
                                                          2004   2003
                              ($ in thousands)
Largest customer - IBM         $7,706   $6,671    15.5%   22.7%  19.7%
Second largest customer         2,663    3,098   (14.0)%   7.9%   9.1%
Top 10 customers               17,829   17,976    (0.8)%  52.5%  53.0%


Sales by Geographic Region

                              Nine Months Ended           Percent of
                                                          Total Sales
                              Dec. 24, Dec. 26, Percent   Dec.   Dec.
                                2004     2003    Change   24,    26,
                                                          2004   2003
                              ($ in thousands)
Americas                      $46,147  $48,612   (5.1)%   46.6%  52.0%
EMEA                           35,520   31,135    14.1%   35.9%  33.3%
Asia Pacific                   17,347   13,759    26.1%   17.5%  14.7%
                              $99,014  $93,506     5.9%  100.0% 100.0%


Sales by Product Technology

                              Nine Months Ended           Percent of
                                                          Total Sales
                              Dec. 24, Dec. 26, Percent   Dec.   Dec.
                                2004     2003    Change   24,    26,
                                                          2004   2003
                              ($ in thousands)
Line matrix                   $70,220  $67,909     3.4%   70.9%  72.6%
Thermal                        17,586   12,971    35.6%   17.7%  13.9%
Laser                           9,565   10,745   (11.0)%   9.7%  11.5%
Verification products           1,643    1,881   (12.6)%   1.7%   2.0%
                              $99,014  $93,506     5.9%  100.0% 100.0%

RFID                           $1,882      $75 2,409.3%    1.9%   0.1%

Sales by Channel

                              Nine Months Ended           Percent of
                                                          Total Sales
                              Dec. 24, Dec. 26, Percent   Dec.   Dec.
                                2004     2003    Change   24,    26,
                                                          2004   2003
                              ($ in thousands)
OEM                           $29,313  $30,775    (4.7)%  29.6%  32.9%
Distribution                   63,827   57,845    10.3%   64.5%  61.9%
Direct                          5,874    4,886    20.2%    5.9%   5.2%
                              $99,014  $93,506     5.9%  100.0% 100.0%

Sales by Customer

                              Nine Months Ended           Percent of
                                                          Total Sales
                              Dec. 24, Dec. 26, Percent   Dec.   Dec.
                                2004     2003    Change   24,    26,
                                                          2004   2003
                              ($ in thousands)
Largest customer - IBM        $21,845  $21,939    (0.4)%  22.1%  23.5%
Second largest customer         7,867    8,108    (3.0)%   7.9%   8.7%
Top 10 customers               50,955   48,327     5.4%   51.5%  51.7%


    CONTACT: Printronix, Inc., Irvine
             Robert A. Kleist, 714-368-2863
             George L. Harwood, 714-368-2384
             or
             WunderMarx, Inc.
             Cara Good (Media), 949-860-2434, ext. 312
             cara.good@wundermarx.com
             or
             EVC Group, Inc.
             Douglas M. Sherk (Investors), 415-896-6818 dsherk@evcgroup.com or
             Jennifer Beugelmans, 415-896-6817
             jbeugelmans@evcgroup.com